                                   Exhibit 21

                       SUBSIDIARIES OF TRC COMPANIES, Inc.


Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive subsidiaries are excluded.

                                                                                                Percent of
                                                                                              Voting Stock
Name of Subsidiary and Jurisdiction in which Incorporated or Organized                    Owned by Registrant
----------------------------------------------------------------------                    -------------------

TRC Environmental Corporation (incorporated in Connecticut)                                        100%

TRC Investment Corporation (incorporated in Delaware)                                              100%

TRC Environmental Solutions, Inc. (incorporated in California)                                     100%

TRC Mariah Associates, Inc. (incorporated in Wyoming)                                              100%

TRC Engineers, Inc. (incorporated in New Jersey)                                                   100%

TRC Garrow Associates, Inc.(incorporated in Georgia)                                               100%

TRC North American Weather Consultants (incorporated in Utah),                                     100%
 a subsidiary of TRC Environmental Corporation

Monitoring Instruments for the Environment, Inc. (incorporated in                                  100%
 Massachusetts), a subsidiary of TRC Environmental Corporation






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